Exhibit 99.1

FTC Requests Additional Information

From ChoicePoint®, Reed Elsevier

ALPHARETTA, Ga. – April XX, 2008 – ChoicePoint Inc. (NYSE: CPS), announced today that it and Reed Elsevier have received a request for additional information from the Federal Trade Commission regarding the proposed merger between the companies. In addition, the companies have been notified of parallel reviews by the attorneys general of certain states. The Federal Trade Commission information request was issued under notification requirements of the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended. The companies intend to cooperate fully and respond expeditiously to the FTC. It is expected that the transaction will close later in the year.

Forward-Looking Statements

Certain statements contained in this press release, including statements that are not historical facts, are forward-looking statements made under the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to, risks and uncertainties related to the proposed merger, including the satisfaction of conditions to closing, such as the receipt of regulatory and other approvals, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

About ChoicePoint

ChoicePoint (NYSE: CPS) provides businesses, government agencies and non-profit organizations with technology, software, information and marketing services to help manage economic risks and identify business opportunities. Consumers have free access to the reports we create at www.ChoiceTrust.com. Learn what we do to protect consumer privacy by visiting www.PrivacyatChoicePoint.com and, for more information on our company, go to www.ChoicePoint.com.

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ChoicePoint and the ChoicePoint logo are registered trademarks of ChoicePoint Asset Company LLC.